Exhibit 3.1

FOURTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ANTERIOS, INC.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

Anterios, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1.                                      That the name of this Corporation is Anterios, Inc., and that this Corporation was originally incorporated pursuant to the General Corporation Law on March 30, 2006, under the name Encapsion, Inc.

2.                                      That the Certificate of Incorporation of the Corporation was amended and restated on January 16, 2007 (the “Amended and Restated Certificate of Incorporation”), and the Amended and Restated Certificate of Incorporation was further amended and restated on October 5, 2009 (the “Second Amended and Restated Certificate of Incorporation”), and the Second Amended and Restated Certificate of Incorporation was further was amended and restated on February 3, 2010, as amended (the “Third Amended and Restated Certificate of Incorporation”)

3.                                      That the Board of Directors duly adopted resolutions proposing to amend and restate the Third Amended and Restated Certificate of Incorporation of this Corporation, declaring said amendment and restatement to be advisable and in the best interests of this Corporation and its stockholders, and authorizing the appropriate officers of this Corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Certificate of incorporation of this Corporation be further amended and restated in its entirety to read as follows:

FIRST: The name of this Corporation is Anterios, Inc. (the “Corporation”)

SECOND: The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle and its registered agent at such address is CORPORATION SERVICE COMPANY.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 12,500,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”), and (ii) 4,345,705 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”) of which 2,529,425 shares shall be designated as “Series A Preferred Stock”, 1,136,466 shares shall be designated as “Series B Preferred Stock”, 318,210 shares shall be designated as “Series B-2 Preferred Stock” and 361,604 shares shall be designated as “Series B-3 Preferred Stock”. For clarity, (i) the term “Series B Preferred Stock” does not include the shares of either the “Series B-2 Preferred Stock” or “Series 13-3 Preferred Stock,” (ii) the term “Series B-2 Preferred Stock” does not include the shares of either “Series B Preferred Stock” or “Series B-3 Preferred Stock” and (iii) the term “Series B-3 Preferred Stock” does not include the shares of either “Series B Preferred Stock” or “Series B-2 Preferred Stock.”

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A. COMMON STOCK

1.                                      General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

2.                                      Voting. The holders of the Common Stock are entitled to one (1) vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

B. PREFERRED STOCK

1.                                 Issuance and Reissuance.

Preferred Stock may be issued from time to time in one or more series, each of such series to consist of such number of shares and to have such terms, rights, powers and preferences, and the qualifications and limitations with respect thereto, as stated or expressed herein.

C. SERIES A, SERIES B, SERIES B-2 AND SERIES B-3 PREFERRED STOCK

The Series A Preferred Stock, Series B Preferred Stock, Series B-2 Preferred Stock and Series B-3 Preferred Stock shall have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Unless otherwise indicated, references to “Sections” or “Subsections” in this Part C of this Article Fourth refer to sections and subsections of Part C of this Article Fourth.

1.1                               Series B Dividends, Series 13-2 Dividends and Series B-3 Dividends. From and after the date of the issuance of any shares of Series B Preferred Stock, Series B-2 Preferred Stock and Series 13-3 Preferred Stock, dividends at the rate of eight percent (8%) of the sum of the Series B Original Issue Price (as defined below), Series B-2 Original Issue Price (as defined below) and the Series B-3 Original Issue Price (as defined below), as applicable, plus the amount of any and all previously accrued but unpaid dividends, compounded annually, shall accrue on such shares of Series B Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock) (the “Series B Accruing Dividends”), Series B-2 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B-2 Preferred Stock) (the “Series B-2 Accruing Dividends”) and Series B-3 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B-3 Preferred Stock) (the “Series B-3 Accruing Dividends”). The Series B Accruing Dividends, Series B-2 Accruing Dividends and Series B-3 Accruing Dividends shall accrue from day to day, whether or not declared, and shall be non-cumulative; provided  however, that except as set forth in the following sentence of this Section 1.1, such Series B Accruing Dividends, Series 13-2 Accruing Dividends and Series B-3 Accruing Dividends shall be payable only when, as, and if declared by the Board of Directors and the Corporation shall be under no obligation to pay such Series B Accruing Dividends, Series B-2 Accruing Dividends, Series B-3 Accruing Dividends. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) the holders of the Series B Preferred Stock, Series B-2 Preferred Stock and Series B-3 Preferred Stock then outstanding shall first receive, or simultaneously receive, as applicable, (w) a dividend on each outstanding share of Series B Preferred Stock in an amount at least equal to the greater of (i) the amount of the aggregate Series B Accruing Dividends then accrued on such share of Series B Preferred Stock, and (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series B Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Series B Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series B Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the Series B Original Issue Price, (x) a dividend on each outstanding share of Series B-2 Preferred Stock in an amount at least equal to the greater of (i) the amount of the aggregate Series 13-2 Accruing Dividends then accrued on such share of Series B-2 Preferred Stock, and (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series B-2 Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Series B-2 Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (13) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series B-2 Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the Series B-2 Original Issue Price, or (y) a dividend on each outstanding share of Series B-3 Preferred Stock in an amount at least equal to the greater of (i) the amount of the aggregate Series B-3 Accruing Dividends then accrued on such share of Series B-3 Preferred Stock, and (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series B-3 Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Series B-3 Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series B-3 Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the Series B-3 Original Issue Price; provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series B Preferred Stock, Series B-2 Preferred Stock, and Series B-3 Preferred Stock, as applicable, pursuant to this Section 1.1 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series B Preferred Stock dividend, Series B-2 Preferred Stock dividend and Series B-3 Preferred Stock dividend. The “Series B Original Issue Price” shall mean $8.7992 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock. The “Series B-2 Original Issue Price” shall mean $10.9990 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B-2 Preferred Stock. The “Series B-3 Original Issue Price” shall mean $9.6791 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B-3 Preferred Stock.

1.2                               Series A Dividends. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) (a) the holders of the Series B Preferred Stock and the Series B-2 Preferred Stock then outstanding shall first receive all amounts due under Section 1.1 above, and (b) the holders of shares of Series A Preferred Stock, shall next receive dividends at the rate of eight percent (8%) of the sum of the Series A Original Issue Price (as defined below) plus the amount of any and all previously accrued but unpaid dividends, compounded annually (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock) (the “Series A Accruing Dividends”). The Series A Accruing Dividends shall accrue from day to day, whether or not declared, and shall be noncumulative; provided however, that except as set forth in the following sentence of this Section

1.2, such Series A Accruing Dividends shall be payable only when, as, and if declared by the Board of Directors and the Corporation shall be under no obligation to pay such Series A Accruing Dividends. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) the holders of the Series A Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series A Preferred Stock in an amount at least equal to the greater of (i) the amount of the aggregate Series A Accruing Dividends then accrued on such share of Series A Preferred Stock, and (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series A Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series A Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the Series A Original Issue Price (as defined below); provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series A Preferred Stock pursuant to this Section 1.1 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series A Preferred Stock dividend. The “Series A Original Issue Price” shall mean $2.9651 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock.

2.                                      Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1                               Payments to Holders of Series B Preferred Stock, Series B-2 Preferred Stock and Series B-3 Preferred Stock. Before any payment shall be made to the holders of Common Stock or any series of Preferred Stock (other than Series B Preferred Stock, Series B-2 Preferred Stock and Series B-3 Preferred Stock), in the event of any voluntary or involuntary liquidation, dissolution, Deemed Liquidation Event (as defined below) or winding up of the Corporation, the holders of shares of Series B Preferred Stock, Series 13-2 Preferred Stock and Series B-3 Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, on a pari passu basis, and before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to, (I) for the Series B Preferred Stock, the greater of (i) the Series B Original Issue Price, plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all outstanding shares of Series B Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, Deemed Liquidation Event or winding up of the Corporation (the amount payable to the holders of Series B Preferred Stock pursuant to this sentence is hereinafter referred to as the

“Series B Liquidation Amount”), (2) for the Series B-2 Preferred Stock, the greater of (i) the Series B-2 Original Issue Price, plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all outstanding shares of Series B-2 Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, Deemed Liquidation Event or winding up of the Corporation (the amount payable to the holders of Series B-2 Preferred Stock pursuant to this sentence is hereinafter referred to as the “Series B-2 Liquidation Amount”) and (3) for the Series B-3 Preferred Stock, the greater of (i) the Series 13-3 Original Issue Price, plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all outstanding shares of Series B-3 Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, Deemed Liquidation Event or winding up of the Corporation (the amount payable to the holders of Series B-3 Preferred Stock pursuant to this sentence is hereinafter referred to as the “Series B-3 Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B Preferred Stock, Series B-2 Preferred Stock and Series B-3 Preferred Stock, as applicable, the full amount to which they shall be entitled under this Subsection 2.1, the holders of shares of Series B Preferred Stock, Series B-2 Preferred Stock and Series B-3 Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.2                          Payments to Holders of Series A Preferred Stock. After preferential payments, if any, have been paid to the holders of Series B Preferred Stock, Series B-2 Preferred Stock and Series B-3 Preferred Stock pursuant to Section 2.1, in the event of any voluntary or involuntary liquidation, dissolution, Deemed Liquidation Event or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Series A liquidation price of $3.39 (the “Series A Liquidation Price”) per share (as adjusted for any stock dividends, combinations, subdivisions, splits, recapitalizations and the likes with respect to the Series A Preferred Stock), plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all outstanding shares of Series A Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, Deemed Liquidation Event or winding up of the Corporation (the amount payable pursuant to this sentence is hereinafter referred to as the “Series A Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled under this Subsection 2.2, the holders of shares of Series A Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.3                          Payments to Holders of Common Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of all preferential amounts required to be paid to the holders of shares of Series B Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock and Series A Preferred Stock, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder.

2.4                          Deemed Liquidation Events.

2.4.1 Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless both the (x) the holders of at least a majority of the outstanding shares of Series B Preferred Stock and Series B-3 Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis) and (y) the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting separately as a class, elect otherwise by written notice sent to the Corporation at least thirty (30) days prior to the effective date of any such event:

(a)                                      a merger or consolidation in which

(i)                      the Corporation is a constituent party or

(ii)                   a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (I) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation (provided that, for the purpose of this Subsection 2.4.1, all shares of Common Stock issuable upon exercise of Options (as defined below) outstanding immediately prior to such merger or consolidation or upon conversion of Convertible Securities (as defined below) outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged); or

(b)                                      the sale, exchange, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

2.4.2 Effecting a Deemed Liquidation Event.

(a)                            The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.4.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1, 2.2 and 2.3.

(b)                            In the event of a Deemed Liquidation Event referred to in Subsection 2.4.1(a)(iil or 2.4.1(b), if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within ninety (90) days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Series B Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock and Series A Preferred Stock no later than the ninetieth (90th) day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Series B Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock and Series A Preferred Stock, and (ii) if the holders of at least two-thirds of the then outstanding shares of both the (x) the holders of at least a majority of the outstanding shares of Series B Preferred Stock and Series B-3 Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis) and (y) the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting separately as a class, so request in a written instrument delivered to the Corporation not later than one hundred twenty (120) days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its stockholders (the “Available Proceeds”), to the extent legally available therefor, on the one hundred fiftieth (150th) day after such Deemed Liquidation Event, all outstanding shares of Series B Preferred Stock, all outstanding shares of Series B-2 Preferred Stock, all outstanding shares of the Series B-3 Preferred Stock and all outstanding shares of Series A Preferred Stock in accordance with Subsections 2.1 and 2.2. Prior to the distribution or redemption provided for in this Subsection 2.4.2(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.

2.4.3 Amount Deemed Paid or Distributed.

(a)                                 The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity.

(b)                                 Notwithstanding anything to the contrary stated in Subsection 2.4.3(a) above, if the amount deemed paid or distributed to the holders of capital stock of the Corporation upon any liquidation, dissolution, winding up or Deemed Liquidation Event under this Section 2 is made in property other than in cash, the value of such distribution shall be the fair market value of such property, determined as follows:

(1) For securities not subject to investment letters or other similar restrictions on free marketability,

•if traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange or market over the thirtieth (30) day period ending three (3) days prior to the closing of such transaction;

•if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirtieth (30) day period ending three (3) days prior to the closing of such transaction; or

•if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

(ii) The method of valuation of securities subject to investment letters or other similar restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall take into account an appropriate discount (as determined in good faith by the Board of Directors of the Corporation) from the market value as determined pursuant to clause (i) above so as to reflect the approximate fair market value thereof.

3.                                      Voting.

3.1                          General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series B-3 Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock, Series B Preferred Stock and Series B-3 Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Series A Preferred Stock, Series B Preferred Stock and Series B-3 Preferred Stock shall vote together with the holders of Common Stock as a single class. The Series B-2 Preferred Stock shall be non-voting, except as required by law.

3.2                          Election of Directors. (a) Provided that Quantum Technology Partners IV, L.P. (“Quantum”) holds more than 340,938 shares of Series B Preferred Stock on or before November 30, 2009, and thereafter until such time as Quantum holds fewer than 340,938 shares of Series B Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock), Quantum shall be entitled to elect one (1) director of the Corporation (the “Series B Director”); provided however, in the event that Quantum does not hold more than 340,938 shares of Series B Preferred Stock on or before November 30, 2009 or any time thereafter holds less than 340,938 shares of Series B Preferred Stock, the Series B Director may be elected by a majority of the holders of record of the shares of Series B Preferred Stock and Series B-3 Preferred Stock (voting together as a single class and not as separate series, and on an as-

converted basis) subject to such proposed Series B Director being approved by each of Jon Edelson, the Series A Director (as defined below) and the ABV Director (as defined below), (b) until such time as fewer than 1,000,000 shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock) are outstanding, the holders of record of the shares of Series A Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Series A Director”), except that for the purposes of electing the Series A Director, any shares of Series A Preferred Stock held by Ascent Biomedical Ventures I, LP, or Ascent Biomedical Ventures NY I, L.P (collectively, “ABV”), shall not be included in such election. The holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Series B Preferred Stock, Series B-3 Preferred Stock and Series A Preferred Stock), exclusively and voting together as a single class, shall be entitled to elect the balance of the total number of directors of the Corporation, subject to the provisions of that certain Amended and Restated Voting Agreement dated on or about October 6th, 2009, as amended (the “Voting Agreement”) pursuant to which ABV shall have the right to nominate one (1) director (the “ABV Director”) so long as it holds in the aggregate not less than 750,000 shares of Preferred Stock and/or Common Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization). Any directors elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Subsection 3.2 or the Voting Agreement, a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series.

3.3                               Series B Preferred Stock Protective Provisions. At any time when at least an aggregate of 550,000 shares of Series B Preferred Stock and Series B-3 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least fifty percent (50%) of the then outstanding shares of Series B Preferred Stock and Series B-3 Preferred Stock (together, the “Senior Preferred Stock”), given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:

(a)                                 amend, alter, waive or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation so as to adversely affect the Senior Preferred Stock in a manner different than, or disproportionate from, any other series of Preferred Stock (it being understood that, without limiting the foregoing, the different issue prices of the various series of Preferred Stock shall not be considered when determining whether a particular series of Preferred Stock has been adversely affected in a different or disproportionate manner from other series of Preferred Stock);

(b)                                 create, or authorize the creation of, or issue or obligate itself to issue shares of any other security convertible into or exercisable for any equity security, having rights, preferences or privileges senior to or on parity with the Senior Preferred Stock, or increase the authorized number of shares of Senior Preferred Stock;

(c)                                  purchase or redeem or pay any dividend on any capital stock prior to the Senior Preferred Stock, other than stock repurchased from former employees or consultants in connection with the cessation of their employment/services, at the lower of fair market value or cost; or

(d)                                 increase or decrease the authorized number of directors constituting the Board of Directors.

3.4                          Series B-2 Preferred Stock Protective Provisions. At any time when shares of Series B-2 Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, reclassification, merger, consolidation or otherwise, without (in addition to any other vote required by law or the Certificate of incorporation) the consent of the holders of a majority of the Series B-2 Preferred Stock, voting as a separate class, (a) amend, alter or modify any provision of the Certificate of Incorporation or Bylaws of the Corporation so as to adversely affect the Series B-2 Preferred Stock in a manner different than, or disproportionate from, any other class or series of Preferred Stock (it being understood that the different issue prices, voting rights (except required by law), protective provisions, redemption rights, anti-dilution rights and other class-specific or series-specific rights of the various classes or series of Preferred Stock shall not be considered when determining whether a particular class or series of Preferred Stock has been adversely affected in a different or disproportionate manner from other classes or series of Preferred Stock; provided, however, that the Series B-2 Preferred Stock shall be affected the same or proportionate way as the Series B Preferred Stock is affected in regard to dividend, redemption rights, and anti-dilution right), or (b) increase the authorized number of shares of Series B-2 Preferred Stock.

3.5                          Series A Preferred Stock Protective Provisions. At any time when at least 1,000,000 shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least fifty percent (50%) of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:

(a)                                 amend, alter, waive or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation;

(b)                                 create, or authorize the creation of, or issue or obligate itself to issue shares of any other security convertible into or exercisable for any equity security, having rights, preferences or privileges senior to or on parity with the Series A Preferred, or increase the authorized number of shares of Series A Preferred;

(c)                                  purchase or redeem or pay any dividend on any capital stock prior to the Series A Preferred, other than stock repurchased from former employees or consultants in connection with the cessation of their employment/services, at the lower of fair market value or cost;

(d)                                 increase or decrease the authorized number of directors constituting the Board of Directors; or

(e)                                  create or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Corporation, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary.

4.                                 Optional Conversion.

The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1                          Right to Convert.

4.1.1 Conversion Ratio. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series B Original Issue Price by the Series B Conversion Price (as defined below) in effect at the time of conversion. The “Series B Conversion Price” shall initially be equal to $8.7992. The Series B Conversion Price, and the rate at which shares of Series B Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below. Each share of Series B-2 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series B-2 Original Issue Price by the Series 13-2 Conversion Price (as defined below) in effect at the time of conversion. The “Series B-2 Conversion Price” shall initially be equal to $10.9990. The Series B-2 Conversion Price, and the rate at which shares of Series B-2 Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below. Each share of Series B-3 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series B-3 Original Issue Price by the Series B-3 Conversion Price (as defined below) in effect at the time of conversion. The “Series B-3 Conversion Price” shall initially be equal to $9.6791. The Series B-3 Conversion Price, and the rate at which shares of Series 13-3 Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A Original Issue Price by the Series A Conversion Price (as defined below) in effect at the time of conversion. The “Series A Conversion Price” shall initially be equal to $2.9651. The Series A Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

4.1.2 Termination of Conversion Rights. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Preferred Stock.

4.2                               Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

4.3                                  Mechanics of Conversion.

4.3.1 Notice of Conversion. In order for a holder of Preferred Stock to voluntarily convert shares of Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, issue and deliver to such holder of Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof, a certificate for the number (if any) of the shares of Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, and cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and payment of any declared but unpaid dividends on the shares of Preferred Stock converted.

4.3.2 Reservation of Shares. The Corporation shall at all times when the Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Before taking any action which would cause an adjustment reducing either Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

4.3.3 Effect of Conversion. All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and to receive payment of any dividends declared but unpaid thereon. Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

4.3.4 No Further Adjustment. Upon any such conversion, no adjustment to the Conversion Price shall be made for any declared but unpaid dividends on the Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

4.3.5 Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4                          Adjustments to Conversion Price for Diluting Issues.

4.4.1 Special Definitions. For purposes of this Article Fourth, the following definitions shall apply:

(a)                                      “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(b)                                 “Filing Date” shall mean the date on which this Fourth Amended and Restated Certificate of Incorporation was filed.

(c)                                  “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(d)                                 “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the Filing Date, other than the following shares of Common Stock, and shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (collectively “Exempted Securities”):

(0                                     securities issuable upon conversion of any Preferred Stock, or as a dividend or distribution on the Preferred Stock;

(ii)                                  securities issued upon the conversion of any debenture, warrant, option, or other convertible security outstanding on the issuance date of the Series B Preferred Stock, Series B-2 Preferred Stock, Series B3 Preferred Stock or Series A Preferred Stock, as the case may be;

(iii)                               Common Stock issuable upon a stock split, stock dividend, or any subdivision of shares of Common Stock that is covered by Subsection 4.5, 4.6, 4.7 or 4.8 below;

(iv)                              shares of Common Stock (or options to purchase such shares of Common Stock) issued or issuable to employees or directors of, or consultants to, the Company pursuant to any plan approved by at least two-thirds of the Company’s Board of Directors, provided that the number of shares of Common Stock (or options to purchase such shares of Common Stock) issued pursuant to any such plan shall not exceed fifteen percent (15%) of the then issued and outstanding shares of Common Stock on and as converted basis; and

(v)                                 shares of Common Stock issued or issuable to banks, equipment lessors pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Corporation.

4.4.2 No Adjustment of Conversion Price. No adjustment to the Series B Conversion Price, Series B-2 Conversion Price or Series B-3 Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least two-thirds of the then outstanding shares of Senior Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment to the Series A Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least two-thirds of the then outstanding shares of Series A Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

4.4.3 Deemed Issue of Additional Shares of Common Stock.

(a)                            If the Corporation at any time or from time to time after the Filing Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b)                            If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the applicable Conversion Price for any series of Preferred Stock pursuant to the terms of Subsection 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the applicable Conversion Price for any series of Preferred Stock computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the applicable Conversion Price for any series of Preferred Stock to an amount which exceeds the lower of (i) the applicable Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the applicable Conversion Price for any series of Preferred Stock that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of

Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c)                                  If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the applicable Conversion Price for any series of Preferred Stock pursuant to the terms of Subsection 4.4.4 (either because the consideration per share (determined pursuant to Subsection 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the applicable Conversion Price then in effect, or because such Option or Convertible Security was issued before the Filing Date), are revised after the Filing Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (I) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d)                                 Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to any Conversion Price pursuant to the terms of Subsection 4.4.4, such Conversion Price shall be readjusted to such Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e)                                  If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the applicable Conversion Price provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the applicable Conversion Price that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the applicable Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

4.4.4 Adjustment of Applicable Conversion Price Upon Issuance of More than $500,000 of Additional Shares of Common Stock. In the event that the Corporation shall at any time after the

Filing Date (A) issue Additional Shares of Common Stock at a purchase price less than the then-current Series B Conversion Price per share (which shall initially be the Series 13 Original Issue Price), and (B) the sale of such Additional Shares of Common Stock results in gross proceeds to the Company of $500,000 or more, then the Series B Conversion Price, Series 13-2 Conversion Price and Series B-3 Conversion Price shall be reduced to the price per share at which such Additional Shares of Common Stock are issued; provided, that in no event shall an anti-dilution adjustment for either the Series B-2 Preferred Stock or Series B-3 Preferred Stock exceed, in percentage terms, 50% of an anti-dilution adjustment for Series B Preferred Stock. For example, if a new issuance of stock results in the gross proceeds of $1 million and the price per share of that new issuance is at $7.9013, the Series B Conversion Price will be adjusted to $7.9013; the Series B-2 Conversion Price shall be adjusted to $10.4378, which is the Original Series B-2 Conversion Price less 50% of the Original Series B-2 Conversion Price minus the (Adjusted Series B Conversion Price / Original Series B Conversion Price) * the Original Series B-2 Conversion Price), which is equal to $10.990 — (50% * ($10.9990 — (($7.9013/$8.7992)* $10.9990)); and the Series B-3 Conversion Price shall be adjusted to $9.1853, which is the Original Series B-3 Conversion Price less 50% of the Original Series B-3 Conversion Price minus the (Adjusted Series B Conversion Price / Original Series B Conversion Price) * the Original Series B-3 Conversion Price), which is equal to $9.6791 — (50% * ($9.6791 —(($7.9013/$8.7992)* $9.6791)).

Notwithstanding the foregoing, in the event the Corporation shall at any time after the Filing Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share equal to or less than $2.9651, then the Series B Conversion Price, the Series B-2 Conversion Price and the Series B-3 Conversion Price and the Series A Conversion Price shall each be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula (provided, that in no event shall an anti-dilution adjustment for either of the Series B-2 Preferred Stock or Series B-3 Preferred Stock exceed, in percentage terms, 50% of an anti-dilution adjustment for Series B Preferred Stock):

CP, + CPI* (A + B) + (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(1)                                 “CP2” shall mean the Series A Conversion Price, Series B Conversion Price, Series B-2 Conversion Price and Series B-3, as applicable, in effect immediately after such issue of Additional Shares of Common Stock;

(ii)                                  “CPi” shall mean $2.9651, or the Series A Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock if such Series A Conversion Price is less than $2.9651;

(iii)                               “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series A Preferred Stock, Series B Preferred Stock, Series B-2 Preferred Stock and Series B-3 Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(iv)                              “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CPI (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CPI); and

(v)                                 “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.4.5 Adjustment of Applicable Conversion Price Upon Issuance of Less than $500,000 of Additional Shares of Common Stock.

(a)                                 In the event the Corporation shall at any time on or after the Filing Date (A) issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the Series B Conversion Price in effect immediately prior to such issue, and (B) the sale of such additional securities results in gross proceeds to the Company of less than $500,000, then the Series B Conversion Price, Series B-2 Conversion Price and Series B-3 Conversion Price, as applicable, shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula (provided, that in no event shall an anti-dilution adjustment for either of the Series 13-2 Preferred Stock or Series B-3 Preferred Stock exceed, in percentage terms, 50% of an anti-dilution adjustment for Series B Preferred Stock):

CP2 = CPI* (A + B) + (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(i)                                     “CP)” shall mean the Series B Conversion Price, Series B-2 Conversion Price or Series 13-3 Conversion Price, as applicable, in effect immediately after such issue of Additional Shares of Common Stock

(ii)                                  “CPI” shall mean the Series B Conversion Price, Series B-2 Conversion Price or Series 13-3

Conversion Price, as applicable, in effect immediately prior to such issue of Additional Shares of Common Stock;

(iii)                               “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series 13 Preferred Stock, Series B-2 Preferred Stock and Series B-3 Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(iv)                              “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CPI (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CPO; and

(v)                                 “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

(b)                                 In the event the Corporation shall at any time on or after the Filing Date (A) issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the Series A Conversion Price in effect immediately prior to such issue, and (13) the sale of such Additional Shares results in gross proceeds to the Company of less than $500,000, then the Series A Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CPI* (A + B) + (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(i)                                     “CP2” shall mean the Series A Conversion Price in effect immediately after such issue of Additional Shares of Common Stock

(ii)                                  “CP1” shall mean the Series A Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(iii)                               “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series A Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(iv)                              “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CPI (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CPI); and

(v)                                 “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.4.6 Determination of Consideration. For purposes of this Subsection 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a)                                 Cash and Property: Such consideration shall:

(i)                                     insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii)                                  insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

(iii)                               in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation.

(b)             Options and Convertible Securities. Subject to paragraph (b) of Subsection 4.4.3, the consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing

(i)                           the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)                        the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.7 Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to any Conversion Price pursuant to the terms of Subsection 4.4.4 then, upon the final such issuance, the applicable Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

4.5          Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Filing Date effect a subdivision of the outstanding Common Stock, the applicable Conversion Price for any series of Preferred Stock in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Filing Date combine the outstanding shares of Common Stock, the applicable Conversion Price for any series of Preferred Stock in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.6         Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Filing Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the applicable Conversion Price for any series of Preferred Stock in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the applicable Conversion Price then in effect by a fraction:

(1)                  the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)                  the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the applicable Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

4.7         Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Filing Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Sections 4.4 through 4.6 do not apply to such dividend or distribution, then and in each such event the holders of Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of such Preferred Stock had been converted into Common Stock on the date of such event.

4.8         Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2.4, if there shall occur any reorganization, recapitalization, reclassification,

consolidation or merger involving the Corporation in which the Common Stock (but not the Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.4, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of such Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the applicable Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Preferred Stock.

4.9          Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the applicable Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the applicable Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Preferred Stock.

4.10 Notice of Record Date. In the event:

(a)           the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b)           of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c)           of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Preferred Stock and the Common Stock. Such notice shall be sent at least ten (10) days prior to the record date or effective date for the event specified in such notice.

5.           Mandatory Conversion.

5.1         Trigger Events. Upon either (a) the closing of the sale of shares of Common Stock to the public at a price of at least three times (3x) the Series B Original Issue Price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $50,000,000 of gross proceeds to the Corporation in a transaction or series of related transactions or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least two-thirds of the then outstanding shares of Series 13 Preferred Stock, Series B-3 Preferred Stock and Series A Preferred Stock, voting together as a single class and not as separate series, and on an as-converted basis (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), (i) all outstanding shares of Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective applicable conversion rate and (ii) such shares may not be reissued by the Corporation.

5.2         Procedural Requirements. All holders of record of shares of Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Preferred Stock converted pursuant to Section 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2. As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Preferred Stock converted. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

6.             Redemption. The Preferred Stock is not redeemable except in accordance with the Deemed Liquidation provisions of Subsection 2.4, or as may be agreed by the Corporation and one or more holders of any Preferred Stock.

7.             Redeemed or Otherwise Acquired Shares. Any shares of Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following redemption.

8.             Waiver. Except as otherwise provided in this Article Fourth, any of the rights, powers, preferences and other terms of the Preferred Stock set forth herein may be waived on behalf of all holders of Series A Preferred Stock, Series B Preferred Stock, Series B-2 Preferred Stock and Series B-3 Preferred Stock by the affirmative written consent or vote of the holders of at least two-thirds of the shares of Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis) then outstanding.

9.             Notices. Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.

FIFTH: Subject to any additional vote required by the Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

SIXTH: Subject to any additional vote required by the Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.

SEVENTH: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

NINTH: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

TENTH: The following indemnification provisions shall apply to the persons enumerated below.

I.            Right to Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article Tenth, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board of Directors.

2.           Prepayment of Expenses of Directors and Officers. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article Tenth or otherwise.

3.           Claims by Directors and Officers. If a claim for indemnification or advancement of expenses under this Article Tenth is not paid in full within thirty (30) days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

4.           Indemnification of Employees and Agents. The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorney’s fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board of Directors in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board of Directors.

5.           Advancement of Expenses of Employees and Agents. The Corporation may pay the expenses (including attorney’s fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board of Directors.

6.           Non-Exclusivity of Rights. The rights conferred on any person by this Article Tenth shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

7.           Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.

8.           Insurance. The Board of Directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article Tenth; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article Tenth.

9.           Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article Tenth shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.

* * *

4.             That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this Corporation in accordance with Section 228 of the General Corporation Law.

5.             That this Fourth Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this Corporation’s Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

IN WITNESS WHEREOF, this Fourth Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this Corporation on this 8th day of July, 2011.

By:	/s/ Jon Edelson
Name: Jon Edelson
Title: Chief Executive Officer

[Signature Page to Fourth Amended and Restated Certificate of Incorporation of Anterios, Inc.}

CERTIFICATE OF AMENDMENT TO THE
FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF ANTERIOS, INC.

Anterios, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

FIRST: That the name of this Corporation is Anterios, Inc. (the “Corporation”), and that this Corporation was originally incorporated pursuant to the General Corporation Law on March 30, 2006, under the name Encapsion, Inc.

SECOND: That by unanimous written consent, the Board of Directors of the Corporation adopted resolutions setting forth a proposed amendment to the Fourth Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and in the best interests of the Corporation and its stockholders and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor, which resolutions setting forth the proposed amendment is as follows:

1.                                      The first sentence of the preamble to Article Fourth is hereby amended and restated in its entirety to read as follows:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is (1) 14,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”), and (ii) 4,969,215 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”) of which 2,529,425 shares shall be designated as “Series A Preferred Stock”, 1,136,466 shares shall be designated as “Series B Preferred Stock”, 318,210 shares shall be designated as “Series B-2 Preferred Stock” and 985,114 shares shall be designated as “Series B-3 Preferred Stock”.”

2.                                      A new section 5A is hereby appended to Part C, Article Fourth that reads as follows:

“5A. Special Mandatory Conversion.

5A.1 Failure to Fund.

(i)                                     If any Put Purchaser or Assignee fails to remit to the Corporation by the time and date specified in the Closing Notice given to such Put Purchaser or Assignee (or such other time and place as the Corporation and such Put Purchaser or Assignee mutually agree upon in writing) the amount of consideration set forth opposite such party’s name on Exhibit A to the Purchase Agreement in connection with an applicable

Put Closing, then (A) for each twenty (20) shares of Series B-3 Preferred Stock that such Put Purchaser (or such Put Purchaser’s Assignee) is obligated to yet does not purchase, ten (10) shares of Preferred Stock held by such Put Purchaser shall be automatically converted into shares of Common Stock at a ratio of one (1) share of Common Stock for each ten (10) shares of Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Preferred Stock or Common Stock) and (B) any applicable Accruing Dividends on such shares of Preferred Stock shall be deemed to be forfeited. To the extent that such Put Purchaser is a holder of one or more series of Preferred Stock, the series of Preferred Stock to be converted pursuant to this Subsection 5A shall first be the Series A Preferred Stock (to the extent that such Put Purchaser holds such series), followed by the Series B Preferred Stock (to the extent that such Put Purchaser holds such series), followed by the Series B-3 Preferred Stock (to the extent that such Put Purchaser holds such series), followed by the Series B-2 Preferred Stock (to the extent that such Put Purchaser holds such series).

(ii)                                  If any Preferred Assignee fails to remit to the Corporation by the time and date specified in the Closing Notice given to such Preferred Assignee (or such other time and place as the Corporation and such Preferred Assignee mutually agree upon in writing) the amount of consideration set forth opposite such Preferred Assignee’s name on Exhibit A to the Purchase Agreement in connection with an applicable Put Closing, then (A) for each twenty (20) shares of Series B-3 Preferred Stock that such Preferred Assignee is obligated to yet does not purchase, ten (10) shares of Preferred Stock held by such Preferred Assignee shall be automatically converted into shares of Common Stock at a ratio of one (1) share of Common Stock for each ten (10) shares of Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Preferred Stock or Common Stock) and (B) any applicable Accruing Dividends on such shares of Preferred Stock shall be deemed to be forfeited. To the extent that such Preferred Assignee is a holder of one or more series of Preferred Stock, the series of Preferred Stock to be converted pursuant to this Subsection 5A shall first be the Series A Preferred Stock (to the extent that such Preferred Assignee holds such series), followed by the Series B Preferred Stock (to the extent that such Preferred Assignee holds such series), followed by the Series B-3 Preferred Stock (to the extent that such Preferred Assignee holds such series), followed by the Series B-2 Preferred Stock (to the extent that such Preferred Assignee holds such series).

(iii)                               For purposes of clarity, upon the failure of a Preferred Assignee to remit funds to the Corporation by the time and date

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specified in the Closing Notice (or such other time and place as the Corporation and such Preferred Assignee mutually agree upon in writing) the amount of consideration set forth opposite such Preferred Assignee’s name on Exhibit A to the Purchase Agreement in connection with an applicable Put Closing, the shares of Preferred Stock held by the Put Purchaser who assigned such rights and obligations to the Preferred Assignee shall not be converted pursuant to this Subsection 5A solely for reason of such Preferred Assignee’s failure to remit the applicable consideration.

5A.2 Procedural Requirements. Upon any conversion pursuant to Subsection 5A.1 (any such conversion, a “Special Mandatory Conversion”), each holder of shares of Preferred Stock converted pursuant to Subsection 5A.1 shall be sent written notice of such Special Mandatory Conversion, the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 5A and the series of Preferred Stock to be converted. Upon receipt of such notice, each holder of such shares of Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Preferred Stock converted pursuant to Subsection 5A.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the time of the Special Mandatory Conversion (notwithstanding the failure of the holder or holders thereof to surrender the certificates for such shares at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor (or lost certificate affidavit and agreement, to receive the items provided for in the next sentence of this Subsection 5A.2. As soon as practicable after the Special Mandatory Conversion and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock so converted, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Preferred Stock converted. Such converted Preferred Stock shall

3

be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

5A.3 Definitions. For purposes of this Fourth Amended and Restated Certificate of Incorporation, the following definitions shall apply:

“Assignee” shall mean any permitted assignee of such Put Purchaser’s rights and obligations pursuant to Section 6.2 of the Purchase Agreement who is not a holder of Preferred Stock prior to the Initial Closing.

(ii)                                “Closing Notice” shall have the meaning as provided in the Purchase Agreement.

(iii)                            “Initial Closing” shall have the meaning as provided in the Purchase Agreement.

(iv)                             “Preferred Assignee” shall mean a permitted assignee of a Put Purchaser’s rights and obligations pursuant to Section 6.2 of the Purchase Agreement who is a holder of Preferred Stock prior to the Initial Closing.

(v)                                 “Purchase Agreement” shall mean that certain Series B-3 Preferred Stock Purchase Agreement dated on or about November 9, 2012 between the Corporation and the other parties thereto, as amended.

(vi)                             “Put Closing” shall have the meaning as provided in the Purchase Agreement.

(vii)                         “Put Purchaser” shall have the meaning as provided in the Purchase Agreement.”

THIRD: That thereafter said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law by written consent of the stockholders holding the requisite number of shares required by statute given in accordance with and pursuant to Section 228 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF. this Certificate of Amendment of the Fourth Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this Corporation on this 22nd day of March, 2013.

ANTERIOS, INC.

By:	/s/ Jon Edelson, M.D.
Name: Jon Edelson, M.D.
Title: President and Chief Executive Officer

[Signature Page to Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of Anterios, Inc.]

CERTIFICATE OF AMENDMENT TO THE
FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF ANTERIOS, INC.

Anterios, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

FIRST:  That the name of this Corporation is Anterios, Inc. (the “Corporation”), and that this Corporation was originally incorporated pursuant to the General Corporation Law on March 30, 2006, under the name Encapsion, Inc.

SECOND:  That by unanimous written consent, the Board of Directors of the Corporation adopted resolutions setting forth a proposed amendment to the Fourth Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and in the best interests of the Corporation and its stockholders and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor, which resolutions setting forth the proposed amendment is as follows:

1.                                      The first sentence of the preamble to Article Fourth is hereby amended and restated in its entirety to read as follows:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 14,650,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”), and (ii) 6,376,022 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”) of which 2,529,425 shares shall be designated as “Series A Preferred Stock”, 1,136,466 shares shall be designated as “Series B Preferred Stock”, 318,210 shares shall be designated as “Series B-2 Preferred Stock” and 2,391,921 shares shall be designated as “Series B-3 Preferred Stock”.”

THIRD:  That thereafter said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law by written consent of the stockholders holding the requisite number of shares required by statute given in accordance with and pursuant to Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, this Certificate of Amendment of the Fourth Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this Corporation on this 10th day of October, 2014.

ANTERIOS, INC.

By:	/s/ Jon Edelson
Name: Jon Edelson, M.D.
Title: President and Chief Executive Officer

[Signature Page to Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of Anterios, Inc.]